Exhibit 10.1
CHEVRON CORPORATION
NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION AND DEFERRAL PLAN
As Adopted by the Board of Directors Effective March 26, 2003 and
Approved by the Stockholders on May 22, 2003, and as
Amended and Restated on December 6, 2006 to be Effective January 1, 2005
Amended and Restated on February 28, 2007
Amended and Restated on April 25, 2007
1.	PURPOSE.

The Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan is a merger and an amendment and restatement of the Chevron Restricted Stock Plan for Non-Employee Directors and the Chevron Corporation Deferred Compensation Plan for Directors. The purposes of the Plan are to attract and retain qualified individuals not employed by Chevron Corporation or its subsidiaries or affiliates to serve on the Board of Directors of the Corporation and to align the interests of such Directors with those of the stockholders of the Corporation.

2.	DEFINITIONS.

For purposes of the Plan, the following terms shall have the meanings set forth below:
(a)	“Account” means the bookkeeping account maintained on behalf of a Director to which shall be credited any amount described in Section 9.

(b)	“Annual Meeting” means the annual meeting of the stockholders of the Corporation.

(c)	“Annual Cash Retainer” means any yearly fees, including the Committee chair retainer, payable in cash to a Director for service as a non-employee Director during a 12-month period, or fees that are prorated to the Board’s discretion, including the Committee chair retainer, payable in cash to a Director who is elected between Annual Meetings for service as a non-employee Director during a period which is less than 12 months.

(d)	“Award” or “Awards” means a grant of an Option, Restricted Stock or Stock Units under the Plan.

(e)	“Board” means the Board of Directors of the Corporation.

(f)	“Change in Control” shall have the meaning set forth in Article VI of the By-Laws of the Corporation, as such By-Laws may be amended from time to time.

(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)	“Committee” means the Board Nominating and Governance Committee.

(i)	“Common Stock” means the $0.75 par value common stock of the Corporation or any security of the Corporation identified by the Committee as having been issued in substitution, exchange or lieu thereof.

(j)	“Corporation” means Chevron Corporation, a Delaware corporation, or any successor corporation.

(k)	“Director” means a member of the Board who is not employed by the Corporation or its subsidiaries or affiliates.

(l)	“Disability” means a condition which causes a Director to be unable, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12

Exhibit 10.1
months, to engage in any essential activity required of a Director. Whether a Director has a Disability shall be determined by the Committee on the basis of competent medical evidence.

(m)	“Discretionary Transaction” shall mean a transaction pursuant to any benefit plan that: (i) is at the volition of a plan participant; (ii) is not made in connection with the participant’s death, disability, retirement or termination of employment; (iii) is not required to be made available to a plan participant pursuant to a provision of the Internal Revenue Code; and (iv) results in either an intra-plan transfer involving an equity securities fund of the Corporation, or a cash distribution funded by a volitional disposition of an equity security of the Corporation, or otherwise as such term is defined under Rule 16b-3(b)(1) of the Exchange Act or successor provision thereto.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

(o)	“Fair Market Value” of a Share as of a specified date means the price per share at which Shares were traded at the close of business on such date as reported on the New York Stock Exchange (or other established exchange or exchanges) or, if no trading of Common Stock is reported for that day, the preceding day on which trading was reported.

(p)	“Option” means a nonstatutory stock option awarded pursuant to the Plan. “Option Agreement” means the agreement between the Corporation and the Director that contains the terms and conditions pertaining to an Option.

(q)	“Plan” means the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan, as amended from time to time.

(r)	“Restricted Stock” means Shares awarded pursuant to Section 7.

(s)	“Restriction Period” means the period of time commencing with the date of grant of a Restricted Stock Award and ending on the date on which all Shares of Restricted Stock in such Award either vest or are forfeited.

(t)	“Rules” means regulations and rules adopted from time to time by the Committee to interpret or administer the Plan.

(u)	“Share” means one share of Common Stock, adjusted in accordance with Section 10 (if applicable).

(v)	“Stock Unit” means a right to receive, in accordance with the provisions set forth herein and in the Rules, a Share.
3.	ADMINISTRATION.
(a)	Composition and Powers of the Committee.

Unless otherwise designated by the Board, the Plan shall be administered by the Board Nominating and Governance Committee. The Committee shall have the power to construe and interpret the Plan and the Rules and to make all other determinations necessary for the administration of the Plan. Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding on all persons. The Committee shall consist of two or more Directors who satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act to the extent necessary for grants of Awards to the Directors under Section 16 of the Exchange Act.

(b)	Liability of Board and Committee Members.

No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Award under it.

Exhibit 10.1
(c)	Administration of the Plan Following a Change in Control.

Within 30 days after the occurrence of a Change in Control, the Committee shall appoint an independent organization which shall thereafter administer the Plan and have all of the powers and duties formerly held and exercised by the Committee with respect to the Plan as provided in Section 3(a). Upon such appointment, the Committee shall cease to have any responsibility with respect to the administration of the Plan.
4.	DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN.
(a)	Duration of the Plan.

The Plan shall remain in effect until terminated by the Board.

(b)	Shares Subject to the Plan.

The maximum number of Shares for which Awards may be granted under the Plan is 800,000 Shares (adjusted for the two-for-one stock split dated September 10, 2004), including the number of Shares previously authorized for use but unissued pursuant to the Chevron Restricted Stock Plan for Non-Employee Directors. The limitation set forth in this Section 4(b) shall be subject to adjustment as provided in Section 10.

(c)	Accounting for Numbers of Shares.

For the purpose of computing the total number of Shares available for Awards under the Plan there shall be counted against the limitation under the Plan the number of Shares issued or subject to issuance upon exercise or settlement of Options and Restricted Stock Awards granted and the number of Shares that equals the number of Stock Units granted, determined as of the dates on which Stock Unit Awards are granted. Dividends paid, dividend equivalents granted and interest or other amounts credited with respect to any Award outstanding under the Plan shall not apply against the Plan limitation.

If Stock Units, Restricted Stock or Shares issued upon the exercise of Options are forfeited or otherwise terminated before exercise or settlement, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlements of such Stock Units shall reduce the number available for Awards.

(d)	Source of Stock Issued Under the Plan.

Common Stock issued under the Plan may be either authorized and unissued Shares or issued Shares that have been reacquired by the Corporation, as determined in the sole discretion of the Committee. No fractional Shares shall be issued under the Plan.
5.	PERSONS ELIGIBLE FOR AWARDS.

Members of the Board who are not employees of the Corporation or its subsidiaries or affiliates are eligible for Awards. A Director may receive more than one Award, including Awards of the same type, subject to the restrictions of the Plan.

6.	OPTIONS.

Each Director may be awarded an Option to purchase that number of Shares determined pursuant to the Rules. All such Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee in its sole discretion shall deem desirable.
(a)	Option Awards.

Exhibit 10.1
The terms of each Option shall be set forth in an Option Agreement, which shall contain such provisions not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable in its sole discretion. Any Option may be sold, assigned, transferred, pledged or otherwise encumbered only as specifically permitted in the Rules.

(b)	Number of Shares Covered by Option.

Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10. No fractional Shares shall be issued pursuant to the exercise of an Option.

(c)	Exercise Price.

The exercise price of each Share covered by an Option shall be one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is awarded.

(d)	Rights as a Stockholder.

A Director who has been awarded an Option or any transferee of an Option (to the extent transfers of an Option are permitted under the Rules) shall have no rights with respect to any Shares covered by his or her Option until the date such interest is recorded as a book entry on the records of the Corporation. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the Director’s interest is recorded as a book entry on the records of the Corporation, except as provided elsewhere in this Plan or in the Rules.

(e)	Nonstatutory Stock Options.

All Options shall be designated as nonstatutory stock options which do not qualify as incentive stock options under Section 422 of the Code.
7.	RESTRICTED STOCK.

Awards of Restricted Stock shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee in its sole discretion shall deem desirable.
(a)	Awards.

As of the date of each Annual Meeting at which a Director is elected to serve on the Board, each such Director may receive an Award of a specified number of shares of Restricted Stock, the number to be determined by the Board in its sole discretion by resolution adopted on or before the date of the applicable Annual Meeting. The Board, in its sole discretion, may grant to a Director who is elected to the Board between Annual Meetings an Award of a proportionate number of shares of Restricted Stock, the number to be determined by the Board in its sole discretion by resolution adopted on or before the grant date of the Restricted Stock Award. The grant date of the Restricted Stock Award shall be on or after the date the Director begins providing services as a Director. This annual Restricted Stock Award shall be subject to adjustment as provided in Section 10.

(b)	Terms and Conditions of Awards.

The terms of each Restricted Stock Award shall be set forth in Rules, which Rules shall contain such provisions (including, without limitation, rules regarding vesting and forfeiture) as the Committee determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award. Except as otherwise provided in the Rules, any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date all applicable restrictions lapse. The Corporation shall maintain in its records a book entry account to which the Shares represented by each Restricted Stock Award shall be credited. The shares in the book entry account represented by such Restricted Stock

Exhibit 10.1
Award shall be subject to the terms, conditions, and restrictions applicable to such Award. The Committee shall require that no change shall be made in the book entry account representing a Restricted Stock Award until the restrictions thereon shall have lapsed. At that time, a book entry shall be made in the records of the Corporation in the name of the Director in the amount of Shares as to which the restrictions have lapsed.

(c)	Stockholders’ Rights.

Except as provided in the Rules, the holders of Restricted Stock Awards shall have the same voting, dividend and other rights as the Corporation’s other stockholders.
8.	STOCK UNITS.
(a)	Awards.

Each Stock Unit Award shall be subject to the terms and conditions set forth in the Rules.

(b)	Number of Shares Covered by Stock Units.

As of the date of each Annual Meeting at which a Director is elected to serve on the Board until the following Annual Meeting, each such Director shall receive an Award of a specified number of Stock Units, the number and time of award to be determined by resolution adopted by the Board on or before the date of the applicable Annual Meeting. The Board, in its sole discretion, may grant to a Director who is elected to the Board between Annual Meetings an Award of a proportionate number of shares of Stock Units, the number to be determined by the Board in its sole discretion by resolution adopted on or before the grant date of the Stock Unit Award. The grant date of the Stock Unit Award shall be on or after the date the Director begins providing services as a Director. Stock Unit Awards shall be subject to adjustment as provided in Section 10.

(c)	Terms and Conditions.

In addition to the terms and conditions specified in the Rules, Stock Unit Awards made pursuant to this Section 8 shall be subject to the following:
(i)	Except as otherwise provided in the Rules, any Stock Unit Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued or the Award becomes payable.

(ii)	The Rules shall contain provisions dealing with the disposition of Stock Unit Awards in the event of a termination of an individual’s status as a Director.
(d)	Stockholders’ Rights.

Unless and until such time as a Director receives a distribution of all or a portion of a Stock Unit Award in the form of Shares and prior to the date the Director’s interest in such Shares is recorded as a book entry on the records of the Corporation, the Director shall have no dividend rights, voting rights or other rights as a stockholder with respect to such Shares covered by his or her Stock Unit Award. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, if the Rules so provide, any Stock Unit awarded under the Plan may carry with it dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while such Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units, as provided in the Rules.

(e)	Stock Unit Accounts.

The “stock unit account” of each Director who received an award of “stock units” under the Chevron Corporation Restricted Stock Plan for Non-Employee Directors with respect to service as a Director prior to the 1997 Annual Meeting shall

Exhibit 10.1
continue to be maintained pursuant to the terms of such plan as in effect prior to April 30, 1997.
9.	DEFERRED COMPENSATION.
(a)	Optional Deferral. A Director may elect to defer receipt of all or a portion of the Annual Cash Retainer.

(b)	Rules Regarding Deferrals. The Committee shall promulgate Rules, in accordance with Section 409A of the Code, governing (i) elections by Directors to defer all or any part of the Director’s Annual Cash Retainer, (ii) the establishment of Accounts to which shall be credited amounts deferred, (iii) the designation of investments to be used to measure the value of such Accounts, (iv) the crediting of interest or earnings to such Accounts, and (v) the time, form and value of distributions from such Accounts.
10.	RECAPITALIZATION.

Subject to any required action by the stockholders, the number of Shares covered by the Plan as provided in Section 4, the number of Shares covered by or referred to in each outstanding Award and the exercise price, if applicable, of each outstanding Award shall be proportionately adjusted for: (a) any increase or decrease in the number of issued and outstanding Shares resulting from a subdivision or combination or consolidation of issued and outstanding Shares by reclassification or otherwise, (b) the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Corporation, (c) the declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of issued Shares, or (d) a recapitalization, spinoff or similar occurrence.

In the event of a dissolution or liquidation of the Corporation or a merger, consolidation or other reorganization, the Shares subject to each non-vested Award shall be handled in accordance with the terms of the agreement of merger, consolidation or reorganization which may provide for the full vesting, cash-out or assumption of such Awards.

The Committee shall prescribe Rules governing the adjustment of the number of Shares covered by the Plan as provided in Section 4, the number of Shares covered by or referred to in each outstanding Award and the exercise price, if applicable, of each outstanding Award in the event that preferred stock purchase rights issued pursuant to any stockholder rights plan detach from the Common Stock and become exercisable.

Except as provided in this Section 10, a Director shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Except as provided in this Section 10, any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, or reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

11.	SECURITIES LAW REQUIREMENTS.

No Shares shall be issued and no Options shall become exercisable pursuant to the Plan unless and until the Corporation has determined that: (i) it and the Director have taken all actions required to register the Shares under the Securities Act of 1933, as amended, or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.

12.	AMENDMENTS OF THE PLAN AND AWARDS.
(a)	Plan Amendments.

Exhibit 10.1
The Board may, insofar as permitted by law, from time to time and in its discretion, with respect to any Shares at the time not subject to Awards, suspend the Plan or revise or amend it in any respect whatsoever without stockholder approval. However, unless the Board specifically otherwise provides, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law or regulation if such amendment were not approved by the stockholders of the Corporation shall not be effective unless and until the approval of the stockholders of the Corporation is obtained.

(b)	Amendments of Awards.

Subject to the terms and conditions and within the limitations of the Plan, the Board may amend, cancel, modify, extend or renew outstanding Awards granted under the Plan, or accept the exchange of outstanding non-vested Awards (to the extent not theretofore exercised) for the granting of new Awards in substitution therefore.

(c)	Rights of Directors.

No amendment, suspension or termination of the Plan nor any amendment, cancellation or modification of any Award outstanding under it that would adversely affect the right of any Director in an Award previously granted under the Plan shall be effective without the written consent of the affected Director.
13.	TERMINATION OF THE PLAN
(a)	Termination.

The Committee may terminate the Plan at any time. In the event of termination of the Plan, any deferred amounts may be distributed within the period beginning twelve months after the date the Plan was terminated and ending twenty-four months after the date the Plan was terminated, or pursuant to Sections IV-VI of the Rules, if earlier. If the Plan is terminated and deferred amounts are distributed, the Corporation shall terminate all account balance non-qualified deferred compensation plans with respect to all participants and shall not adopt a new account balance non-qualified deferred compensation plan for at least five years after the date the Plan was terminated.

(b)	Dissolution or Bankruptcy

The Plan shall automatically terminate upon a dissolution of the Corporation that is taxed under Code section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. section 503(b)(1)(A), provided that the deferred amounts are distributed and included in the gross income of the Directors by the latest of (i) the calendar year in which the Plan terminates or (ii) the first calendar year in which payment of the deferred amounts is administratively practicable.
14.	GENERAL PROVISIONS.
(a)	Application of Funds.

The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option shall be used for general corporate purposes.

(b)	Creditors’ Rights.

Directors shall have no rights other than those of a general creditor of the Corporation with respect to Stock Unit Awards and any Account established pursuant to Section 9. These interests shall represent unfunded and unsecured obligations of the Corporation, subject to the terms and conditions of the applicable Rules.

(c)	No Obligation to Exercise Option.

The award of an Option shall impose no obligation upon the Director to exercise such Option.

Exhibit 10.1
(d)	Costs of the Plan.

The costs and expenses of administering the Plan shall be borne by the Corporation.

(e)	Director’s Beneficiary.

The Rules may provide that a Director may designate a beneficiary with respect to any Award in the event of death of such Director. If such beneficiary is the executor or administrator of the estate of the Director, any rights with respect to such Award may be transferred to the person or persons or entity (including a trust, if permitted under the Rules) entitled thereto by bequest of or inheritance from the holder of such Award.

(f)	Prohibition of Opposite Way Transactions.

To the extent any transactions executed by a Director in securities of the Corporation would be considered a non-exempt purchase or sale of an equity security of the Corporation for purposes of the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, such Director shall be prohibited from executing, or electing to enter into, any transaction relating to or resulting from Awards under this Plan that would be considered an opposite way transaction within six months from such prior non-exempt transaction.

In addition, a Director shall be prohibited from engaging in, or electing to engage in, a Discretionary Transaction under the Plan if the election to engage in such transaction is less than six months after an election to engage in an opposite way Discretionary Transaction under any benefit plan of the Corporation, including this Plan.

(g)	Severability.

The provisions of the Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

(h)	Binding Effect of Plan.

The Plan shall be binding upon and shall inure to the benefit of the Corporation, its successors and assigns and the Corporation shall require any successor or assign to expressly assume and agree to perform the Plan in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place. The term “the Corporation” as used herein shall include such successors and assigns. The term “successors and assigns” as used herein shall mean a corporation or other entity directly or indirectly acquiring all or substantially all the assets and business of the Corporation (including the Plan) whether by operation of law or otherwise.

(i)	No Waiver of Breach.

No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of the Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions of conditions at the same or at any prior or subsequent time.

(j)	Authority to Establish Grantor Trust.

The Committee is authorized in its sole discretion to establish a grantor trust for the purpose of providing security for the payment of Awards under the Plan; provided, however, that no Director shall be considered to have a beneficial ownership interest (or any other sort of interest) in any specific asset of the Corporation or of its subsidiaries or affiliates as a result of the creation of such trust or the transfer of funds or other property to such trust.

Exhibit 10.1
15.	APPROVAL OF STOCKHOLDERS.

Adoption of the Plan shall be subject to approval by affirmative vote of the stockholders of the Corporation in accordance with applicable law.